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                           CHRISTIANA COMPANIES, INC.

                            EXHIBIT 21 - SUBSIDIARIES

This exhibit sets forth the Registrant's corporate subsidiary at June 30, 1998 and its state of incorporation. This subsidiary does business under its own corporate name and is included in the Consolidated Financial Statement. This subsidiary is directly 100% owned by Registrant.


                                                              JURISDICTION OF
                   NAME                                        INCORPORATION
--------------------------------------------              ---------------------

Total Logistic Control, LLC                                       Delaware





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